Exhibit 10.19

         IBM PARTNERWORLD AGREEMENT - INTERNATIONAL BASIC GENERAL TERMS

We welcome you as an IBM PartnerWorld participant. The purpose of PartnerWorld is to provide you with marketing, technical and development support related to IBM products and services.

PartnerWorld  consists  of  the  Member,  Advanced  and  Premier  levels.  All
PartnerWorld participants qualify at the Member level. You may qualify for the Advanced or Premier level based on your attainment of the requirements for commitment, competency, customer satisfaction, and contribution as we specify in the PartnerWorld Track Guides for the tracks you select. PartnerWorld
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participants  may  use  the  title  "IBM  Business  Partner"  (if  authorized, participants may also use the Lotus and Tivoli Business Partner titles). Upon our confirmation, participants meeting the requirements of the Advanced or Premier level for the Tracks selected may use the IBM Business Partner emblem and title associated with the level (upon our confirmation, participants may also use the Lotus and Tivoli Business Partner emblems and titles associated with the level). If you have authorization to use a title and emblem under the terms of another relationship, you may continue to do so.

We provide you with benefits through your participation in PartnerWorld. Benefits are associated with the level you achieve. We specify the details of the benefits and the conditions which apply, including charges, if any, in the PartnerWorld Track Guides.
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Participation in PartnerWorld is either by Enterprise or Location depending upon the  track, or your level within a track, as specified in the PartnerWorld Track
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Guides.
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SECTION  1  -  DEFINITIONS

ENTERPRISE is any legal entity and the subsidiaries it owns by more than 50 percent.

LOCATION means a site at which you are located, controlled and operated by you, and which is within your Enterprise.

SECTION  2  -  LEVEL  AND  BENEFIT  QUALIFICATIONS

The Advanced and Premier levels and certain benefits have requirements. Therefore, you agree that:

1. to qualify for the level or for a benefit, the Location or Enterprise, as specified in the PartnerWorld Track Guides, must meet the requirements for
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     such  level  or  benefit;


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2.   you  will  maintain  the requirements of the level you achieve or a benefit you  select;  and

3.   you will requalify annually for the level or, as we specify, for a benefit.

If there are skill requirements for the level you achieve or for a benefit you select, you agree to give us prompt written notice if you do not retain such skill requirements. If you wish to retain the level or the benefit, you agree to replace such skills within three months of the loss. Failure to notify us on a timely basis of such loss or to replace such skills may result in our adjusting your level to that for which you qualify, or ending our approval of you for the benefit.

SECTION  3  -  AGREEMENT  STRUCTURE

This IBM PartnerWorld Agreement Basic General Terms, Attachments (such as those which include terms associated with optional benefits) and any related transaction documents (such as an invoice), are the complete agreement (collectively called "the Agreement") regarding your participation in PartnerWorld, and replace any prior oral or written communication between us.

If  there  is a conflict among the terms in the various documents, the terms of:

1.   a  transaction  document  prevail  over  those  of  all  documents;  and

2.   an  Attachment  prevail  over  the  terms  of  the  Basic  General  Terms.

You accept the terms in a transaction document by signing it, or by accepting, using or paying for that which is the subject of the transaction document.

SECTION  4  -  ELECTRONIC  COMMUNICATIONS

Each of us may communicate with the other by electronic means (for example, to provide written notice or consent to the other), and such communication is acceptable as a signed writing to the extent permissible under applicable law. Both of us agree that for all electronic communications, an identification code (called a "user ID") contained in an electronic document is sufficient to verify the sender's identity and the document's authenticity.

SECTION  5  -  RESPONSIBILITIES

Each  of  us  agrees  that:

1. both of us are independent contractors, and the Agreement is non-exclusive. Neither of us is a legal representative nor legal agent of the other. Neither of us is legally a partner of the other (for example, neither of us is responsible for debts incurred by the other), and neither of us is an employee or franchise of the other, nor does the Agreement create a joint venture between us;


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2.   each of us is responsible for our own expenses regarding fulfillment of our responsibilities  and  obligations  under  the  terms  of  this  Agreement;

3. nothing contained herein grants us any rights or obligations with regard to your products or services;

4. neither of us will assume or create any obligations on behalf of the other or make any representations or warranties about the other, other than those authorized;

5. any terms of the Agreement, which by their nature extend beyond the date the Agreement ends, remain in effect until fulfilled and apply to respective successors and assignees;

6. both of us have the right to store information on how to contact each other's employees such as names, phone numbers and e-mail addresses in any country where we do business. Each of us may use such information to fulfill our respective obligations under this Agreement;

7. neither of us will bring a legal action against the other more than two years after the cause of action arose, unless otherwise provided by applicable law without the possibility of contractual waiver;

8. failure by either of us to insist on strict performance or to exercise a right when entitled does not prevent either of us from doing so at a later time, either in relation to that default or any subsequent one;

9. neither of us is responsible for failure to fulfill obligations due to causes beyond the control of either of us;

10. neither of us may assign this Agreement, in whole or in part, without the prior written consent of the other. Such consent shall not be unreasonably withheld. Either Party may transfer this Agreement within their Enterprise of which either of us is a part, or to a successor organization by merger or acquisition, without consent of the other. The transferring party agrees to advise the other party in writing within one month of the transfer;

11. except as otherwise stated in the Confidential Information section of this Agreement, all other information exchanged between us is nonconfidential;

12. if any provision of this Agreement is determined to be invalid or otherwise unenforceable, such provision will be deemed deleted from this Agreement, while the remainder of this Agreement will continue in full force and effect as written;

13. each of us will comply with all applicable laws and regulations including export laws; and


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14.  this Agreement does not include our approval for you to market our products and services under remarketer terms or complementary marketing terms unless we specify otherwise in an Attachment.

You  agree:

1.   to  be  responsible  for  customer  satisfaction  for  all your activities;

2. that to receive benefits in any country, you must register and be accepted by the IBM organization in that country. Not all benefits are available in all countries.

3. that for certain lead offerings, if we provide a lead to you, to report to us the results of your activities, as we specify in writing;

4. that to qualify for a level or benefit for which we reasonably require information (for example, documentation of your skills certification), to provide such information to us;

5. that when we provide you with access to our information systems, it is only in support of your activities under the Agreement. Programs we provide to you for your use with our information systems, which are in support of such activities, are subject to the terms of their applicable license agreements, except you may not transfer them;

6. that you will not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of wrongfully influencing decisions in favor of IBM, directly or indirectly. IBM may terminate the Agreement immediately in case of 1) a breach of this clause or 2) when IBM reasonably believes such a breach has occurred or is likely to occur; and

7. to give us prompt written notice (unless precluded by law or regulation) of any material change or anticipated change in the information you provide to participate in PartnerWorld.

SECTION  6  -  INTERNAL  USE, DEVELOPMENT, DEMONSTRATION AND EVALUATION PRODUCTS

If you acquire products we designate for internal use, such products are for use only within your Business Partner operations.

If you acquire products we designate for development, demonstration or evaluation purposes, such products are for use for such purposes and in support of your Business Partner activities under the Agreement.

All products acquired for the above purposes will be acquired under the terms of the applicable agreement.


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Products  acquired  for  the  above  purposes  must be retained for use for such purposes for the period we specify in the PartnerWorld Track Guides. During such
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period,  products  may  not  be  used  for  work-for-charge.

Programs acquired for the above purposes are subject to the terms of their license agreement except that they may not be transferred. In addition, programs acquired for evaluation purposes may be provided on an "as is" basis without technical support. We will advise you in the PartnerWorld Track Guides if
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technical  support  is  provided  for  such  programs.

SECTION  7  -  TRADEMARKS

We will notify you in writing of the IBM Business Partner title, and emblem if any, which you are authorized to use. We will provide you written guidelines regarding the use of the IBM Business Partner title and emblem. You may not modify the emblem or title in any way. You may use our Trademarks (which include the title, emblem, IBM trademarks and service marks) only:

1.   in  accordance  with  the  terms  of  this  Agreement;  and

2.   as  described  in  the  written  guidelines  we  provide  to  you.

The royalty normally associated with non-exclusive use of our Trademarks will be waived, since the use of this asset is in conjunction with your activities under the Agreement.

You agree to promptly modify any advertising or promotional materials that do not comply with our guidelines. If you receive any complaints about your use of our Trademark, you agree to promptly notify us. When the Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees we incur in getting you to stop.

You agree not to register or use any mark that is confusingly similar to any of our Trademarks.

Our  Trademarks, and any goodwill resulting from your use of them, belong to us.

SECTION  8  -  CHARGES  AND  PAYMENT  TERMS

You agree to pay the applicable charges, if any, associated with a benefit you select. We specify such charges in the PartnerWorld Track Guides. The charge is
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the  lower  of  the  price in effect on the date we receive your request, or the date  we  fulfill  your  request.

We  may  change  charges  at  any  time.  Such  changes  are  not  retroactive.


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Amounts  are  due upon receipt of invoice and payable as specified in an invoice or transaction document. You agree to pay accordingly, including any late payment fee.

SECTION  9  -  CHANGE  IN  TERMS

We may change the terms of the Agreement by giving you one month's notice. However, we may change the terms relating to safety and security at any time.

Notice of all changes will be provided by posting the change, or the Agreement with the changes incorporated, at (specify name of applicable website).

You agree that it is your responsibility to check the web site for the purpose of determining if there is a change to the Agreement. We may, at our discretion, also provide other written notice to you of any such change.

Otherwise, for any other change to be valid, both of us must agree in a signed writing. Changes are not retroactive. Additional or different terms in any written communication from you are void.

SECTION  10  -  CONFIDENTIAL  INFORMATION

Each of us agrees that the terms of this section apply to confidential information (Information) specified below identified as "Confidential" and which we disclose between us:

1.   information  regarding  prospects  and  customers;

2.   unannounced  products  and services, and any related technical information;

3.   business  plans;

4.   any  of  the  following  information  you  provide  to  us  on our request:

     -    reporting  data;

     -    customer  satisfaction  data;

     -    financial  data;  and

     -    sales  information;

5. any information on the Web site identified as "Confidential". We may identify such information as confidential either in writing or on the Web site. Your access of such information is considered your agreement to accept it as confidential; and

6. any other information which we agree in writing and which is identified as "Confidential".


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The  recipient  of  the  Information, for a period of two years from the initial date of disclosure, agrees to use the 1) same care and discretion to avoid disclosure, publication or dissemination of the discloser's information as it uses with its own similar Information that it does not wish to disclose, publish or disseminate; and 2) discloser's Information for the purpose for which it was disclosed or otherwise for the benefit of the discloser.

The recipient may disclose Information within the Enterprise to those who have a need to know, and to any other party with the discloser's prior written consent, if there is a written agreement with the party sufficient to require that party to treat the Information in accordance with this Agreement.

The recipient may disclose, publish, disseminate, and use Information that is 1) already in its possession without obligation of confidentiality, 2) developed independently, 3) obtained from a source other than the discloser without obligation of confidentiality, 4) publicly available when received, or subsequently becomes publicly available through no fault of the recipient, or 5) disclosed by the discloser to another without obligation of confidentiality.

The recipient may disclose, publish, disseminate, and use the ideas, concepts, know-how and techniques, related to the recipient's business activities, which are in the discloser's Information and retained in the memories of recipient's employees who have had access to the Information under this Agreement. Nothing in this paragraph gives the recipient the right to disclose, publish, or disseminate 1) the source of Information, 2) any financial, statistical or personnel data of the discloser; or 3) the business plans of the discloser.

THE  DISCLOSER  PROVIDES  INFORMATION  WITHOUT  WARRANTIES  OF  ANY  KIND.

The  recipient  uses  Information  provided  by  the  discloser at its own risk.

Neither this Section 10 nor any disclosure of Information made under it grants the recipient any right or license under any trademark, copyright or patent now or subsequently owned or controlled by the discloser.

The receipt of Information pursuant to this Agreement will not preclude, or in any way limit, the recipient from 1) providing to others products or services which may be competitive with products or services of the discloser, 2 ) providing products or services to others who compete with the discloser, or 3) assigning its employees in any way it may choose.

SECTION  11  -  LIABILITY

You will indemnify us for third party claims made against us arising out of your conduct under this Agreement.


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In  the  event  of  a  default  in  the performance of this Agreement, including fundamental breach, tort, or misrepresentation a) either party will only be liable to the other for any actual direct damages up to $25,000 (or its equivalent in local currency) in the aggregate, and b) neither of us will be liable for any loss of profits, business revenue, goodwill or anticipated savings, special, indirect, incidental or other consequential damages, even if advised of their possibility. These limitations will not apply to 1) your obligation to indemnify us for third party claims made against us arising out of your conduct under this Agreement, 2) any claim based on your breach of our intellectual property rights, including failure to use Trademarks in accordance with our guidelines, 3) your misrepresentation or fraud, particularly regarding statements, claims or warranties not authorized by us, and 4) any liability, including liability based on intent or gross negligence, which under applicable mandatory law may not be excluded or limited.

SECTION  12  -  ENDING  THE  AGREEMENT

Either of us may terminate the Agreement or any of its Attachments, with or without cause, on one month's written notice. If the termination is for cause, the terminating party will allow the other party a reasonable opportunity to cure.

You agree that if we permit you to perform certain activities after this Agreement ends, you will do so under the terms of this Agreement.

SECTION  13  -  GEOGRAPHIC  SCOPE

All the rights and obligations of both of us are valid worldwide, subject to the terms and conditions of this Agreement.

Section  14-  Governing  Law

Each of us consent to the application of the laws of the country in which we contract with you to govern, interpret and enforce rights, duties, and obligations of each of us arising from, or relating in any manner to, the subject matter of this Agreement, except that in 1) Australia, the laws of the


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State  or  Territory  in  which  the transaction is performed apply; 2) Albania,
Bosnia-Herzegovina, Bulgaria, Croatia, Hungary, Former Yugoslav Republic of Macedonia, Poland, Romania, Slovakia, Slovenia, Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldava, Russia, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan, the laws of Austria apply; 3) Estonia, Latvia, and Lithuania, the laws of Finland apply; 4) Algeria, Benin, Burkina Faso, Cameroon, Cape Verde, Central African Republic, Chad, Congo, Djibouti, Democratic Republic of Congo, Equatorial Guinea, France, Gabon, Gambia, Guinea, Guinea-Bissau, Ivory Coast, Lebanon, Mali, Mauritania, Morocco, Niger, Senegal, Togo, and Tunisia, this Agreement will be construed and the legal relations between the parties will be determined in accordance with the French laws and all disputes arising out of this Agreement or related to its violation or execution, including summary proceedings, will be settled exclusively by the Commercial Court of Paris; 5) Angola, Bahrain, Botswana, Burundi, Egypt Eritrea, Ethiopia, Ghana, Jordan, Kenya, Kuwait, Liberia, Malawi, Malta, Mozambique, Nigeria, Oman, Oman Pakistan, Qatar, Rwanda, Sao Tome, Saudi Arabia, Sierra Leone, Somalia, Tanzania, Uganda, United Arab Emirates, United Kingdom, West Bank/Gaza, Yemen, Zambia, and Zimbabwe, all this Agreement will be governed by English Law and disputes relating to it will be submitted to the exclusive jurisdiction of the English courts; 6) Canada, the laws of the Province of Ontario apply; 7) the United States, Puerto Rico, the People's Republic of China, Laos, Cambodia and Vietnam, the laws of the State of New York apply. The application of the above referenced laws is without regard to applicable conflict of laws principles.


The United Nations Convention on Contracts for the International Sale of Goods does not apply.


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